Exhibit 2


AGREEMENT


Agreement, dated February 27, 2002.  Each of Jewelcor Management,
Inc., Barington Companies Equity Partners, L.P. and musicmaker.com, Inc. agree to the filing of a single statement on Schedule 13D on behalf of each of them in respect of the common stock of Thistle Group
Holding, Co., beneficially owned by them.

	IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first above written.


                 Jewelcor Management, Inc.


                 By: /s/ Seymour Holtzman
                 Seymour Holtzman
                 President

                 Barington Companies Equity Partners, LP.
	           By: Barington Companies Investors, LLC
                 Its General Partner

                 By: /s/ James A. Mitarotonda
                 Name: James A. Mitarotonda
                 Title: President and Chief Executive Officer

                 musicmaker.com, Inc.

                 By:  /s/ James A. Mitarotonda
                 Name; James A. Mitarotonda
                 Title: President and Chief Executive Officer